UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

Trafalgar International, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

200 South Biscayne Blvd Fl 20, Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 1 55 6449 4966

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2026, the Board of Directors of Trafalgar International, Inc., a Florida corporation (the “Company”), accepted the resignation of Porfirio Sanchez Talavera as the Company’s Chief Executive Officer, effective immediately. Mr. Talavera will continue to serve as Chairman of the Board of Directors. Concurrently, the Board of Directors appointed Carlos Septién as the Company’s Chief Executive Officer, effective immediately. In connection with his appointment, Mr. Septién resigned from his position as Chief Operating Officer.

The Company’s transition in executive leadership follows its recent corporate name change to Trafalgar International, Inc. and reflects management’s continued focus on its acquisition and business development strategy. The Company is a publicly traded acquisition and business development company focused on acquiring, developing and growing businesses in the financial services, technology and intellectual property sectors. The appointment of Mr. Septién as Chief Executive Officer reflects the Company’s commitment to building an executive leadership team with significant experience in banking, financial services and operating businesses.

The Company believes these management changes better position it to execute its broader strategic objectives and business plan. Neither Mr. Talavera’s resignation as Chief Executive Officer nor Mr. Septién’s resignation as Chief Operating Officer resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The appointment of Mr. Septién as Chief Executive Officer and to the Board of Directors was not made pursuant to any arrangement or understanding between Mr. Septién and any other person, except in connection with the Company’s acquisition of control by Trafalgar Asset Management, LLC and the Company’s ongoing strategic business initiatives. There are no family relationships between Mr. Septién and any director or executive officer of the Company.

To the knowledge of the Company, Carlos Septién has not, during the past ten years, been involved in any legal proceeding required to be disclosed pursuant to Item 401(f) of Regulation S-K. Biographical information regarding the newly appointed directors and executive officers is set forth below.

Carlos Septién, Chief Executive Officer and Director Appointee. Mr. Septién was appointed Chief Executive Officer of the Company, effective August 5, 2026. He has also been appointed to serve as a member of the Board of Directors, with such appointment becoming effective upon the expiration of the applicable ten (10) day period prescribed by Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder. Mr. Septién currently serves as Chief Executive Officer (Director General) and Consejero Delegado of the Trafalgar group in Mexico. He has more than 45 years of executive experience in Mexican banking and financial services, including 35 years serving as chief executive officer or vice president of banks and regulated financial institutions. From June 2021 to February 2024, Mr. Septién served as Vice President and Chief Executive Officer of Banco Autofin México, and from March 2024 to August 2025 as Chief Executive Officer of Grupo Diagnóstico Aries. Earlier in his career, he served as Chief Executive Officer of Laboratorios Médico El Chopo (2015–2020) and of Grupo Libertad (2013–2014); as Chief Executive Officer of Grupo Elektra’s financial services operations / Banco Azteca (2002–2013), one of Mexico’s largest mass-market financial services platforms; as Deputy Chief Executive Officer of Banorte (2002); as Chief Executive Officer and Chairman of the Board of Afore Bancrecer-Dresdner (2000–2001); as Chief Executive Officer of Ixe Grupo Financiero (1996–2000); as Deputy Chief Executive Officer, Commercial and Consumer Banking, of Banco del Atlántico (1992–1995); and in senior executive positions at BBVA México (1990–1992), Operadora de Bolsa (1989–1990) and Banamex (1978–1989). Mr. Septién is a member of the board of directors of Sanfer-Invekra. He holds an Executive MBA from Purdue University (1978) and a degree in Industrial Engineering from Universidad Iberoamericana (1975).

Carlos Septién has not entered into any material compensatory plan, contract or arrangement with the Company in connection with his appointment, and will not presently receive any salary, bonus, equity award or other compensation from the Company, except as may be approved by the Board in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trafalgar International, Inc.

Date: September 21, 2026	By:	/s/ Carlos Septién
Carlos Septién
Chief Executive Officer